UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  March 7, 2013

Mac-Gray Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13495	04-3361982
(Commission File Number)	(IRS Employer Identification No.)

404 Wyman Street, Suite 400
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 487-7600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

On March 7, 2013, Mac-Gray Corporation (the “Company”) issued a press release announcing its financial results for the three months and twelve months ended December 31, 2012. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information provided in this current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, unless specifically stated so therein.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)  Appointment of Philip Emma as Chief Operations Officer of the Company

On March 7, 2013 the Company announced that Philip Emma has been appointed as the Chief Operations Officer of the Company, effective February 25, 2013.

Philip Emma, age 56, has served as Executive Vice President of the Company since January 2008.  He served as Vice President and General Manager of Product Sales from January 2005 to January 2008 and Vice President and General Manager of Intirion Corporation (MicroFridge), a wholly owned subsidiary of Mac-Gray, from August 2002 until January 2005. Prior to joining Mac-Gray, Mr. Emma was Vice President and General Manager at Coca-Cola Enterprises Inc., the largest bottler and distributor of Coca-Cola products in the world.  There is no family relationship between Mr. Emma and any of the Company’s directors or executive officers.

A copy of the Company’s press release announcing Mr. Emma’s appointment as the Chief Operations Officer of the Company is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits

(c)            Exhibits.

Exhibit No.	Description

99.1*	Press Release of Mac-Gray Corporation issued on March 7, 2013.

* This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC-GRAY CORPORATION

Date: March 7, 2013	By:	/s/ Michael J. Shea
Name: Michael J. Shea
Title: Executive Vice President, Chief Financial Officer ,Treasurer